SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 16, 1999


                          FIRST SOUTH AFRICA CORP., LTD
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               (Exact Name of Registrant as Specified in Charter)


              Bermuda                 0-27494              Not Applicable
     ----------------------------    --------              --------------
    (State or Other Jurisdiction    (Commission            (IRS Employer
          of Incorporation)          File No.)          Identification No.)


Clarendon House, Church Street, Hamilton HM CX, Bermuda
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(Address of Principal Executive Offices)                  (Zip Code)


        Registrant's telephone number, including area code (441) 295-1422


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events

                  The following transactions relating to issued and outstanding shares of Class A and Class B Common Stock of First South Africa Corp., Ltd. (the "Company") have been effectuated:

                  312,384 shares of the Company's Class B Common Stock have been converted by holders to 312,384 shares of Class A Common Stock.

                  563,527 shares of the Company's Class B Common Stock currently held in escrow with American Stock Transfer & Trust Company ("AST") have been converted by holders to 563,527 shares of the Company's Class A Common Stock and Michael Levy has transferred his voting proxy on these shares to AST.

                  Michael Levy has transferred his voting proxy on 238,429 shares of Class A Common Stock to AST. The shares are currently held in escrow with AST as escrow agent.

                  Subject to final confirmation from certain shareholders confirming the repurchase of their shares in the Company by First South African Holdings, a wholly-owned subsidiary of the Company, AST will retire an additional 1,415,045 shares of Company Class A Common Stock.

                  Following completion of the foregoing events, the Company will have 5,166,832 shares of Class A Common Stock and 946,589 shares of Class B Common Stock issued and outstanding.

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


                                    SIGNATURE

         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 1999

                                                  FIRST SOUTH AFRICA CORP., LTD.


                                                     By: /s/ Clive Kabatznik
                                                         -----------------------
                                                             Clive Kabatznik

                                              Chief Executive Officer, President



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